EXHIBIT 99.1

Cardtronics Announces Third Quarter 2011 Results

HOUSTON, Nov. 7, 2011 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended September 30, 2011.

Key financial and operational statistics in the third quarter of 2011 as compared to the third quarter of 2010 include (with some statistics showing the results excluding the contribution from the EDC acquisition, which closed on July 25, 2011):

  Consolidated revenues of $165.1 million, up by 21% (up by 12% excluding the contribution from the EDC acquisition)
  Adjusted Net Income per diluted share of $0.39, up by 39% from $0.28
  Gross margin of 33.2%, remaining fairly consistent with the prior year
  Adjusted EBITDA of $43.0 million, up by 23%
  GAAP net income of $46.9 million, up by 126%, significantly impacted by non-recurring refinancing-related charges incurred in the third quarter of 2010 and an increase in tax benefit in the third quarter of 2011.
  GAAP net income per diluted share of $1.05, up from $0.49, significantly impacted by non-recurring refinancing-related charges incurred in the third quarter of 2010 and an increase in tax benefit in the third quarter of 2011.
  Continued improvements in several key operating metrics (amounts presented exclude transactions from the Company's managed services offerings):
  Total transactions increased by 28% (up by 20% excluding the contribution from the EDC acquisition)
  Total cash withdrawal transactions per ATM increased by 19%
  Total transactions per ATM increased by 17%
  Operating gross profit per ATM increased by 9%

Effects of foreign currency exchange rate movements had an insignificant impact on reported revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"Our third quarter results were very strong, driven by impressive organic revenue growth of 12% and a nice contribution from our recently completed EDC acquisition," commented Steve Rathgaber, chief executive officer. "With our continued solid execution of our core business strategy along with complementary business expansion opportunities, we are very excited about the Company's future growth prospects."

RECENT HIGHLIGHTS

  The successful integration of the EDC ATM business with the Company's existing operations. The results of operations include the performance of EDC since the acquisition date of July 25, 2011.
  The completion on November 1, 2011 of the acquisition of Access to Money, a leading ATM operator, with approximately 8,000 ATMs in small retailers and approximately 2,000 ATMs in two major retailers.
  The execution of an ATM managed services agreement for 89 ATMs with FirstBank for its ATMs located in King Soopers (a local brand name operated by Kroger Co.) in Colorado.
  The execution of an ATM services agreement with Harris Teeter, a chain of supermarkets located primarily in U.S. Mid-Atlantic States, to initially install 100 ATMs in its stores as well as in any new Harris Teeter stores.
  The acquisition on October 28, 2011 of Mr. Cash, a Canadian operator of approximately 600 ATMs, which provides the Company with a platform and management to serve its U.S. retailer clients with Canadian operations as well as to serve potential new Canadian retailers.
  The addition of over 600 new (excluding acquisitions) Company-owned ATM locations in the United States in the third quarter.

THIRD QUARTER RESULTS

For the third quarter of 2011, consolidated revenues totaled $165.1 million, representing a 21% increase from the $136.6 million in consolidated revenues generated during the third quarter of 2010. Of the 21% year-over-year increase, 9% was attributable to the inclusion of EDC's operations into the Company's consolidated results for 68 days in the quarter. The remaining 12% organic revenue increase is attributable to a combination of the following: (1) increased transactions per ATM in the Company's domestic and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; (4) higher equipment sales; (5) increased bank branding revenues from financial institution partners; and (6) growth in Allpoint, the Company's leading surcharge-free network.

Adjusted EBITDA for the third quarter of 2011 totaled $43.0 million, compared to $34.9 million during the third quarter of 2010, and Adjusted Net Income totaled $16.9 million ($0.39 per diluted share) compared to $11.4 million ($0.28 per diluted share) during the third quarter of 2010. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental operations of ATMs acquired from EDC, as well as the organic revenue growth. The year-over-year improvement in Adjusted Net Income per diluted share was also partially attributable to lower interest expense, which was $1.8 million lower than a year ago, resulting from the refinancing of the Company's debt in the third quarter of 2010, partially offset by the additional borrowings under the Company's amended credit facility to fund the acquisition of EDC. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the third quarter of 2011 totaled $46.9 million, compared to $20.8 million during the same quarter in 2010. The GAAP Net Income for the third quarter of 2011 included $37.0 million of income tax benefit, which was recorded as the result of certain tax reporting and structuring changes the Company implemented during the quarter with respect to its U.K. operations. The third quarter of 2010 also included a net income tax benefit of $20.7 million due to the release of valuation allowances related to the Company's domestic deferred tax assets. Partially offsetting the income tax benefit in 2010, the Company recorded approximately $14.5 million in pre-tax non-recurring charges associated with the Company's early retirement of its senior subordinated notes and the refinancing of its credit facility. The year-over-year increase in GAAP Net Income, aside from income taxes and prior year non-recurring charges, was a result of the factors identified in the discussion of Adjusted EBITDA and Adjusted Net Income above, partially offset by higher stock-based compensation and non-recurring acquisition-related costs.

NINE MONTHS RESULTS

For the nine months ended September 30, 2011, consolidated revenues totaled $450.4 million, representing a 13% increase from the $397.3 million in consolidated revenues generated during the same period in 2010. As was the case with the Company's quarterly results, the year-over-year increase was partially attributable to the inclusion of EDC's operations into the Company's consolidated results and a combination of increased transactions per ATM, increased revenues from managed services agreements, higher equipment sales, unit growth expansion, growth in Allpoint, and increased bank branding revenues from financial institution partners.

Adjusted EBITDA totaled $114.4 million for the nine months ended September 30, 2011, representing a 17% increase over the $98.0 million in Adjusted EBITDA for the same period in 2010, and Adjusted Net Income totaled $42.9 million ($1.01 per diluted share) for the first nine months of 2011, up 36% on a per share basis from $30.2 million ($0.74 per diluted share) during the same period in 2010. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

GAAP Net Income for the nine months ended September 30, 2011 totaled $62.1 million, compared to $32.9 million during the same period in 2010. As was the case with the quarterly results, the results for the nine-month periods ended September 30, 2011 and 2010 include certain non-recurring items related to taxes and re-financing costs. Excluding these non-recurring effects, the improvement in the Company's GAAP results was primarily driven by the same factors outlined above with respect to Adjusted EBITDA and Adjusted Net Income.

GUIDANCE

Update of Full-Year 2011 Guidance

The Company is updating the financial guidance it previously issued regarding its anticipated full-year 2011 results, and now expects the following, which includes expected results from the Access to Money acquisition from the date of closing (November 1, 2011) through the end of the year:

  Revenues of $615.0 million to $620.0 million;
  Overall gross margins of approximately 32.8% to 32.9%;
  Adjusted EBITDA of $155.0 million to $157.0 million;
  Depreciation and accretion expense of approximately $46.2 million, net of noncontrolling interests
  Cash interest expense of approximately $19.9 million, net of noncontrolling interests
  Adjusted Net Income of $1.35 to $1.38 per diluted share, based on approximately 42.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $64.4 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of $9.2 million of anticipated stock-based compensation expense and $18.2 million of expected intangible asset amortization expense, both on a pre-tax basis. Additionally, this guidance is based on average foreign currency exchange rates during the October to December period of $1.55 U.S. to £1.00 U.K. and $13.00 Mexican pesos to $1.00 U.S. Finally, the guidance assumes that interest rates during the October to December period remain relatively consistent with what the Company has experienced during the first nine months of the year.

LIQUIDITY, BALANCE SHEET AND OTHER

On July 25, 2011, concurrent with the closing of the EDC acquisition, the Company expanded the borrowing capacity under its revolving credit facility from $175.0 million to $250.0 million and extended the term of the credit facility by one year through July 15, 2016. In addition, the amended credit facility can be extended to up to $325.0 million under certain conditions. The amendment also modified certain pricing terms and restrictive covenants, the terms of which are generally more favorable for the Company. As of the end of the quarter, the Company had $156.3 million in outstanding borrowings under its amended credit facility, resulting in approximately $89.4 million in available credit, net of outstanding borrowings and letters of credit.

In October, a large international network announced planned reductions to the net interchange payments it makes to ATM deployers. The Company plans to discuss this action and its possible impact to the Company in greater detail on its conference call today (see below for further details regarding this conference call).

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA does not reflect acquisition-related costs and our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, noncontrolling interests, stock-based compensation expense and certain other expense (income) and acquisition-related costs. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Monday, November 7, 2011, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2011. To access the call, please call the conference call operator at:

Dial in: (877) 303-9205

Alternate dial-in: (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Third Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Monday, November 21, 2011, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 18166776 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through December 6, 2011.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates more than 52,800 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts, including the expectation of operational and financial results from the contribution of the EDC and Access to Money businesses. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes, including possible effects from the Dodd-Frank Wall Street Reform and Consumer Protection Act which could result in different behavior by consumers, retailers and banks;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs, including a recent announcement by a major global network that will likely result in lower fees earned by the Company on transactions processed over this network;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its U.K. armored transport business.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 157,636	$ 134,090	$ 432,164	$ 390,337
ATM product sales and other revenues	7,423	2,515	18,230	6,992
Total revenues	165,059	136,605	450,394	397,329
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	103,727	89,026	285,630	262,319
Cost of ATM product sales and other revenues	6,501	2,425	16,062	6,932
Total cost of revenues	110,228	91,451	301,692	269,251
Gross profit	54,831	45,154	148,702	128,078
Operating expenses:
Selling, general, and administrative expenses	13,772	11,519	39,701	32,934
Acquisition-related expenses	956	—	1,299	—
Depreciation and accretion expense	12,197	10,865	35,004	31,351
Amortization expense	4,946	3,823	12,240	11,567
Loss on disposal of assets	117	368	280	1,840
Total operating expenses	31,988	26,575	88,524	77,692
Income from operations	22,843	18,579	60,178	50,386
Other expense:
Interest expense, net	5,243	7,064	14,810	21,696
Amortization of deferred financing costs and bond discounts	351	546	775	1,818
Write-off of deferred financing costs and bond discounts	—	7,296	—	7,296
Redemption costs for early extinguishment of debt	—	7,193	—	7,193
Other expense (income)	318	(207)	258	(173)
Total other expense	5,912	21,892	15,843	37,830
Income (loss) before income taxes	16,931	(3,313)	44,335	12,556
Income tax benefit	(29,869)	(23,968)	(17,765)	(20,577)
Net income	46,800	20,655	62,100	33,133
Net (loss) income attributable to noncontrolling interests	(85)	(108)	20	202
Net income attributable to controlling interests and available to common stockholders	$ 46,885	$ 20,763	$ 62,080	$ 32,931

Net income per common share – basic	$ 1.06	$ 0.49	$ 1.42	$ 0.79
Net income per common share – diluted	$ 1.05	$ 0.49	$ 1.40	$ 0.78

Weighted average shares outstanding – basic	42,570,137	40,529,280	42,001,624	40,119,310
Weighted average shares outstanding – diluted	43,195,554	41,207,238	42,727,446	40,790,504

Condensed Consolidated Balance Sheets
As of September 30, 2011 and December 31, 2010

	September 30, 2011	December 31, 2010
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 5,206	$ 3,189
Accounts and notes receivable, net	32,716	20,270
Inventory	2,108	1,795
Restricted cash, short-term	3,568	4,466
Current portion of deferred tax asset, net	18,780	15,017
Prepaid expenses, deferred costs, and other current assets	12,685	10,222
Total current assets	75,063	54,959
Property and equipment, net	174,154	156,465
Intangible assets, net	112,415	74,799
Goodwill	269,521	164,558
Deferred tax asset, net	10,493	715
Prepaid expenses, deferred costs, and other assets	19,878	3,819
Total assets	$ 661,524	$ 455,315

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 2,717	$ 3,076
Current portion of other long-term liabilities	24,868	24,493
Accounts payable and other accrued and current liabilities	84,648	71,425
Total current liabilities	112,233	98,994
Long-term liabilities:
Long-term debt	359,484	251,757
Deferred tax liability, net	62	10,268
Asset retirement obligations	32,456	26,657
Other long-term liabilities	54,178	23,385
Total liabilities	558,413	411,061
Stockholders' equity	103,111	44,254
Total liabilities and stockholders' equity	$ 661,524	$ 455,315

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
United States	$ 132,861	$ 108,785	$ 358,890	$ 316,345
United Kingdom	26,060	21,737	72,129	60,701
Mexico	6,138	6,083	19,375	20,283
Total revenues	$ 165,059	$ 136,605	$ 450,394	$ 397,329

Breakout of ATM operating revenues:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Surcharge revenues	$ 76,579	$ 68,149	$ 211,940	$ 202,525
Interchange revenues	50,695	40,820	135,407	117,657
Bank branding and surcharge-free network revenues	24,399	20,761	67,952	59,754
Managed services revenues	3,025	1,034	7,275	2,079
Other revenues	2,938	3,326	9,590	8,322
Total ATM operating revenues	$ 157,636	$ 134,090	$ 432,164	$ 390,337

Total cost of revenues by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
United States	$ 85,834	$ 70,239	$ 232,034	$ 207,980
United Kingdom	19,666	16,506	54,957	45,758
Mexico	4,728	4,706	14,701	15,513
Total cost of revenues	$ 110,228	$ 91,451	$ 301,692	$ 269,251

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Merchant commissions	$ 49,018	$ 42,160	$ 133,813	$ 125,280
Vault cash rental expense	10,381	9,902	29,194	28,783
Other costs of cash	14,377	11,513	39,345	34,522
Repairs and maintenance	10,882	8,929	29,659	26,822
Communications	4,619	3,972	12,728	11,574
Transaction processing	1,362	956	3,367	4,075
Stock-based compensation	251	226	769	594
Other expenses	12,837	11,368	36,755	30,669
Total cost of ATM operating revenues	$ 103,727	$ 89,026	$ 285,630	$ 262,319

Breakout of selling, general, and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Employee costs	$ 7,061	$ 6,647	$ 20,386	$ 18,651
Stock-based compensation	2,122	1,481	6,227	4,009
Professional fees	1,917	1,220	4,943	4,086
Other	2,672	2,171	8,145	6,188
Total selling, general, and administrative expenses	$ 13,772	$ 11,519	$ 39,701	$ 32,934

Depreciation and accretion expense by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
United States	$ 7,238	$ 6,842	$ 20,792	$ 20,172
United Kingdom	4,183	3,179	11,860	9,065
Mexico	776	844	2,352	2,114
Total depreciation and accretion expense	$ 12,197	$ 10,865	$ 35,004	$ 31,351

SELECTED BALANCE SHEET DETAIL:

Long-term debt:
	September 30, 2011	December 31, 2010
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	156,300	46,200
Equipment financing notes	5,901	8,633
Total long-term debt	$ 362,201	$ 254,833

Share count rollforward:

Total shares outstanding as of December 31, 2010	42,833,342
Shares repurchased	(145,251)
Shares issued – restricted stock grants and stock options exercised	1,135,442
Shares forfeited – restricted stock	(13,750)
Total shares outstanding as of September 30, 2011	43,809,783

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Cash provided by operating activities	$ 38,313	$ 20,392	$ 69,352	$ 72,993
Cash used in investing activities	(155,290)	(18,947)	(180,687)	(39,959)
Cash provided by (used in) financing activities	118,042	(38,782)	113,371	(41,148)
Effect of exchange rate changes on cash	143	(129)	(19)	288
Net increase (decrease) in cash and cash equivalents	$ 1,208	$ (37,466)	$ 2,017	$ (7,826)
Cash and cash equivalents at beginning of period	3,998	40,089	3,189	10,449
Cash and cash equivalents at end of period	$ 5,206	$ 2,623	$ 5,206	$ 2,623

Key Operating Metrics
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Average number of transacting ATMs:
United States: Company-owned (1)	21,288	18,125	19,881	18,178
United Kingdom	3,341	2,878	3,187	2,796
Mexico	2,902	2,916	2,906	2,843
Subtotal (1)	27,531	23,919	25,974	23,817
United States: Merchant-owned	8,080	8,574	8,192	8,689
Average number of transacting ATMs: ATM operations	35,611	32,493	34,166	32,506

United States: Managed services (2)	4,525	3,353	4,191	3,057
United Kingdom: Managed services	21	—	17	—
Average number of transacting ATMs: Managed services	4,546	3,353	4,208	3,057

Total average number of transacting ATMs (1)	40,157	35,846	38,374	35,563

Total transactions (in thousands):
ATM operations	136,928	107,163	366,727	306,685
Managed services	7,404	4,727	18,934	12,189
Total transactions (3)	144,332	111,890	385,661	318,874

Total cash withdrawal transactions (in thousands):
ATM operations	84,237	64,652	225,202	189,302
Managed services	4,832	3,525	12,641	9,385
Total cash withdrawal transactions (4)	89,069	68,177	237,843	198,687

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	788	663	732	647

ATM operating revenues	$ 1,447	$ 1,365	$ 1,382	$ 1,327
Cost of ATM operating revenues (5)	948	905	910	892
ATM operating gross profit (5) (6)	$ 499	$ 460	$ 472	$ 435

ATM operating gross margin (5) (6)	34.5%	33.7%	34.2%	32.8%

Capital expenditures (in thousands) (7)	$ 11,663	$ 18,947	$ 37,060	$ 40,501
Capital expenditures, net of noncontrolling interests (in thousands) (7)	$ 11,605	$ 18,537	$ 36,959	$ 38,872

(1) Includes 2,470 and 823 ATMs from the EDC acquisition for the three and nine months ended September 30, 2011, respectively.
(2) Includes 2,519 and 2,579 ATMs for the three months ended September 30, 2011 and 2010, respectively, and 2,508 and 2,543 ATMs for the nine months ended September 30, 2011 and 2010, respectively, for which the Company only provided EFT transaction processing services.
(3) Includes 7,961 total transactions from the EDC acquisition for the three and nine months ended September 30, 2011.
(4) Includes 5,387 cash withdrawal transactions from the EDC acquisition for the three and nine months ended September 30, 2011.
(5) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(6) ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.
(7) Capital expenditures include amounts financed by direct debt for the nine month period ended September 30, 2010.

Reconciliation of Net Income Attributable to Controlling Interests to Adjusted EBITDA and Adjusted
Net Income
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 46,885	$ 20,763	$ 62,080	$ 32,931
Adjustments:
Interest expense, net	5,243	7,064	14,810	21,696
Amortization of deferred financing costs and bond discounts	351	546	775	1,818
Write-off of deferred financing costs and bond discounts	—	7,296	—	7,296
Redemption costs for early extinguishment of debt	—	7,193	—	7,193
Income tax benefit	(29,869)	(23,968)	(17,765)	(20,577)
Depreciation and accretion expense	12,197	10,865	35,004	31,351
Amortization expense	4,946	3,823	12,240	11,567
EBITDA	$ 39,753	$ 33,582	$ 107,144	$ 93,275

Add back:
Loss on disposal of assets (1)	117	368	280	1,840
Other expense (income) (2)	328	(247)	221	(244)
Noncontrolling interests (3)	(471)	(530)	(1,466)	(1,402)
Stock-based compensation expense (4)	2,363	1,699	6,968	4,575
Acquisition-related costs (5)	956	—	1,299	—
Adjusted EBITDA	$ 43,046	$ 34,872	$ 114,446	$ 98,044
Less:
Interest expense, net (4)	5,163	6,949	14,528	21,338
Depreciation and accretion expense (4)	11,818	10,452	33,852	30,315
Income tax expense (at 35%) (6)	9,123	6,115	23,123	16,237
Adjusted Net Income	$ 16,942	$ 11,356	$ 42,943	$ 30,154

Adjusted Net Income per share	$ 0.40	$ 0.28	$ 1.02	$ 0.75
Adjusted Net Income per diluted share	$ 0.39	$ 0.28	$ 1.01	$ 0.74

Weighted average shares outstanding – basic	42,570,137	40,529,280	42,001,624	40,119,310
Weighted average shares outstanding – diluted	43,195,554	41,207,238	42,727,446	40,790,504

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
(2) Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(5) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to the acquisition of EDC, LocatorSearch, and Access to Money.
(6) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.

Reconciliation of Free Cash Flow
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Cash provided by operating activities	$ 38,313	$ 20,392	$ 69,352	$ 72,993
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(11,663)	(18,947)	(37,060)	(39,959)
Capital expenditures financed by direct debt	—	—	—	(542)
Total payments for capital expenditures	(11,663)	(18,947)	(37,060)	(40,501)
Free cash flow	$ 26,650	$ 1,445	$ 32,292	$ 32,492

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2011
(Unaudited)
	Estimated Range Full Year 2011

	(In millions)

Net income	$ 68.5	-	$ 70.0
Adjustments:
Interest expense, net	20.3	-	20.3
Amortization of deferred financing costs	1.0	-	1.0
Income tax benefit	(13.5)	-	(13.0)
Depreciation and accretion expense	47.8	-	47.8
Amortization expense	18.2	-	18.2
EBITDA	$ 142.3	-	$ 144.3

Add back:
Noncontrolling interests	(1.9)	-	(1.9)
Loss on disposal of assets	0.5	-	0.5
Stock-based compensation expense	9.2	-	9.2
Acquisition-related costs	4.9	-	4.9
Adjusted EBITDA	$ 155.0	-	$ 157.0
Less:
Interest expense, net (1)	19.9	-	19.9
Depreciation and accretion expense (1)	46.2	-	46.2
Income tax expense (at 35%) (2)	31.1	-	31.8
Adjusted Net Income	$ 57.8	-	$ 59.1

Adjusted Net Income per diluted share	$ 1.35	-	$ 1.38

Weighted average shares outstanding – diluted	42.9	-	42.9

(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective tax rate.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

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CONTACT: Cardtronics - Media
         Nick Pappathopoulos
         Director - Public Relations
         832-308-4396
         npappathopoulos@cardtronics.com

         Cardtronics - Investors
         Chris Brewster
         Chief Financial Officer
         832-308-4128
         cbrewster@cardtronics.com